Exhibit 99.1

For Immediate Release

OPENTV REPORTS 2004 SECOND QUARTER FINANCIAL RESULTS

•	Revenues for the second quarter increased by 21% to $19.1 million compared to the same period in the prior year.

•	Operating expenses in the second quarter improved by 8%, declining from $24.1 million for the second quarter of 2003 to $22.2 million for the second quarter of 2004.

•	Adjusted EBITDA, before unusual items, was a negative $4.1 million for the second quarter.

SAN FRANCISCO, CA, August 9, 2004 – OpenTV (NASDAQ-NMS: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter ended June 30, 2004.

     For the quarter ended June 30, 2004, OpenTV’s revenue increased 21% to $19.1 million compared to $15.7 million for the quarter ended June 30, 2003. OpenTV’s loss from operations for the quarter ended June 30, 2004 decreased by 63% to $3.1 million, compared to a loss from operations of $8.4 million in the second quarter of 2003. OpenTV’s net loss for the quarter ended June 30, 2004 decreased by 79% to $2.0 million, or $0.02 per share, compared to a net loss of $9.2 million, or $0.13 per share, for the quarter ended June 30, 2003.

     Revenue for the quarter ended June 30, 2004 included $5.0 million of royalties recognized from a new customer, Sky Italia. Revenue from Sky Italia related to shipments of set-top boxes that occurred during the fourth quarter of 2003 and the first quarter of 2004. Recognition of that revenue had been deferred pending execution of the definitive agreement with Sky Italia, which occurred during the quarter ended June 30, 2004. Under terms of that agreement, Sky Italia will submit royalty reports that reflect shipments of set-top boxes one quarter in arrears. The company also reduced royalty revenue for the

Q2 2004 Financial Results

quarter by approximately $1.1 million as a result of a determination that one of its set-top box manufacturing customers over-reported shipments of set-top boxes in 2002 and 2003.

     Adjusted EBITDA, before unusual items described below, improved by 7%, to a loss of $4.1 million for the quarter ended June 30, 2004, compared to a loss of $4.4 million for the quarter ended June 30, 2003. These unusual items for the quarter ended June 30, 2004 included a $4.6 million reduction of the estimated loss from the iNDEMAND/NASCAR agreement related to the production of NASCAR races (as a result of the amendment of that agreement) and a net credit of $0.5 million for restructuring costs. For the quarter ended June 30, 2003, the company recorded a net credit of $1.2 million as a result of amending an agreement with BSkyB related to bandwidth charges. Additional information regarding the unusual items described above is set forth in the Company’s Report on Form 10-Q for the quarter ended June 30, 2004.

     Adjusted EBITDA, before unusual items, is a non-GAAP financial measure and, according to the rules and guidance of the Securities and Exchange Commission, OpenTV is required, among other things, to provide a quantitative reconciliation of the differences between the non-GAAP financial measure used with the most directly comparable GAAP financial measure. This reconciliation is provided below. In addition, OpenTV has provided additional information regarding the non-GAAP financial measure below, including a statement of the reason why OpenTV’s management believes that presentation of the non-GAAP financial measure provides useful information to investors.

     The following table provides reconciliations of Adjusted EBITDA, before unusual items, to net loss for 2003 and 2004:

				Six months	Six months
($ in millions)	Q2 2004	Q2 2003	Variance	2004	2003	Variance
Adjusted EBITDA before unusual items	($4.1)	($4.4)	$0.3	($8.4)	($11.9)	$3.5
Nascar amendment	4.6	—		4.6	—
BSkyB contract amendment	—	1.2		—	1.2
Restructuring costs	0.5	—		0.5	(6.9)

Adjusted EBITDA	1.0	(3.2)		(3.3)	(17.6)
Depreciation and amortization	(1.6)	(1.5)		(3.3)	(3.4)
Amortization of intangible assets	(2.5)	(3.6)		(5.4)	(7.5)
Amortization of share-based compensation	0.0	(0.1)		0.0	(0.2)

Loss from operations	(3.1)	(8.4)		(12.0)	(28.7)
Interest and other income	0.2	(0.5)		0.4	(0.1)
Minority interest	0.1	0.0		0.1	0.1
Income tax benefit (expense)	0.8	(0.3)		0.6	(0.6)

Net Loss	($2.0)	($9.2)	$7.2	($10.9)	($29.3)	$18.4

Q2 2004 Financial Results

     As of June 30, 2004, OpenTV had cash, cash equivalents and marketable debt securities totaling $57.0 million compared to $65.5 million as of March 31, 2004. The principal use of cash during the quarter was to fund operations.

     “Our revenue improvement in the quarter largely reflects the continued deployment of our middleware by large network operators, in this case Sky Italia,” said OpenTV Chairman and Chief Executive Officer, James Chiddix. “As we continue to seek additional opportunities for our software and applications in the U.S. and throughout the world, we also remain focused on managing our expenses and evaluating strategic priorities, including opportunities along the lines of our recent patent license and development arrangement with Disney. We will continue to review and assess our business strategies to focus our resources and talents on sectors where OpenTV can offer customers a distinct competitive advantage and compelling product.”

Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation, other income, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments with iNDEMAND and BSkyB that mitigated potential loss positions and restructuring costs. OpenTV believes Adjusted EBITDA before unusual items to be relevant and useful information for an investor because it is one of the measures used by OpenTV’s management to measure the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide the reader with some of the same information used by OpenTV’s management in assessing its business. Adjusted EBITDA before unusual items is a non-GAAP performance measure, and does not take into account substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA before unusual items to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items may be different from the calculation used by other companies and, therefore, comparability may be affected.

While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items” or “Adjusted EBITDA,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information
The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television

Q2 2004 Financial Results

services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference call details

OpenTV will conduct a conference call to discuss the Company’s second quarter 2004 financial results. The details of the call are as follows:

Date and time:	Monday, August 9, 2004 at 2:00 PM PDT

Dial-in number:	719-867-0640 Pass Code: 378777

Playback number:	719-457-0820 Pass Code: 378777

The conference call playback will be available through Thursday, August 23, 2004 until 11:59 PM PDT. The call playback will be available on the Investor Relations section of the OpenTV website at http://www.opentv.com

About OpenTV

One of the world’s leading interactive television companies, OpenTV provides a comprehensive suite of technology, content, games, tools, applications, and professional services that enables cable and satellite network operators in over 90 countries to deliver and manage iTV services on all major digital TV platforms. OpenTV has its Corporate Offices in San Francisco, California and regional offices in the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

# # #

Contacts:
Richard Hornstein
Chief Financial Officer
Tel: 415-962-5484
Investorrelations@opentv.com

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2004	2003*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,655	$47,747
Short-term marketable debt securities	6,723	10,577
Accounts receivable, net of allowance for doubtful accounts of $708 at June 30, 2004 and $789 at December 31, 2003	17,478	12,536
Prepaid expenses and other current assets	2,644	4,722

Total current assets	63,500	75,582
Long-term marketable debt securities	13,583	15,172
Property and equipment, net	9,608	11,689
Goodwill	70,451	70,398
Intangible assets, net	27,993	33,336
Other assets	13,357	13,378

Total assets	$198,492	$219,555

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,580	$5,854
Accrued liabilities	24,762	32,174
Accrued restructuring	3,055	7,789
Due to Liberty Media entities	1,425	630
Current portion of deferred revenue	8,435	9,740

Total current liabilities	42,257	56,187
Deferred revenue, less current portion	4,690	5,310

Total liabilities	46,947	61,497
Commitments and contingencies
Minority interest	945	1,075
Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 91,262,126 and 88,969,550 shares issued and outstanding, including treasury shares, at June 30, 2004 and December 31, 2003, respectively	2,213,383	2,208,370
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	466,111	466,228
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	(16)	(36)
Accumulated other comprehensive income	(199)	201
Accumulated deficit	(2,564,594)	(2,553,695)

Total shareholders’ equity	150,600	156,983

Total liabilities, minority interest and shareholders’ equity	$198,492	$219,555

*	The consolidated balance sheet at December 31, 2003 has been derived from the Company’s audited consolidated financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Q2 2004 Financial Results

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Royalties	$10,513	$5,793	$19,618	$11,919
Services, support and other	4,821	5,456	8,926	10,622
Fees and revenue shares	3,441	3,212	6,631	6,242
License fees	322	1,277	1,320	2,301

Total revenues	19,097	15,738	36,495	31,084
Operating expenses:
Cost of revenues	9,048	10,465	19,296	23,105
Nascar amendment	(4,600)	—	(4,600)	—
Research and development	6,862	4,331	14,001	9,483
Sales and marketing	4,256	4,248	7,705	9,156
General and administrative	5,959	3,895	10,187	8,599
Restructuring costs	(517)	—	(517)	6,927
Amortization of intangible assets	1,190	1,175	2,397	2,482

Total operating expenses	22,198	24,114	48,469	59,752

Loss from operations	(3,101)	(8,376)	(11,974)	(28,668)
Interest income	192	433	410	892
Other income (expense), net	16	(965)	(26)	(984)
Minority interest	69	52	130	100

Loss before income taxes	(2,824)	(8,856)	(11,460)	(28,660)
Income tax benefit (expense)	862	(380)	561	(641)

Net loss	$(1,962)	$(9,236)	$(10,899)	$(29,301)

Net loss per share, basic and diluted	$(0.02)	$(0.13)	$(0.09)	$(0.41)

Shares used in per share calculation, basic and diluted	121,420,281	72,358,351	120,712,281	72,316,915

Q2 2004 Financial Results

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flows used in operating activities:
Net loss	$(10,899)	$(29,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	3,290	3,446
Amortization of intangible assets	5,343	7,481
Amortization of share-based compensation	19	154
Non-cash employee compensation	839	376
Provision for doubtful accounts	(253)	256
Non-cash restructuring costs	—	532
Minority interest	(130)	(100)
Changes in operating assets and liabilities:
Accounts receivable	(4,942)	(3,391)
Prepaid expenses and other current assets	1,453	(92)
Other assets	21	2,552
Accounts payable	(1,266)	(2,275)
Accrued liabilities	(882)	2,888
Nascar amendment	(4,600)	—
Accrued restructuring	(4,734)	(2,603)
Due to Liberty Media entities	795	(621)
Deferred revenue	(1,925)	1,508

Net cash used in operating activities	(17,871)	(19,190)
Cash flows provided from investing activities:
Purchase of property and equipment	(1,216)	(1,375)
Cash used for acquistions, net of cash acquired	—	(1,585)
Proceeds from sale of marketable debt securities	6,655	45,895
Purchase of marketable debt securities	(1,375)	(30,865)

Net cash provided from investing activities	4,064	12,070
Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	2,953	—
Capital contribution from MIH Limited	—	704

Net cash provided from financing activities	2,953	704
Effect of exchange rate changes on cash and cash equivalents	(238)	65

Net decrease in cash and cash equivalents	(11,092)	(6,351)
Cash and cash equivalents, beginning of period	47,747	38,568

Cash and cash equivalents, end of period	$36,655	$32,217